Exhibit 99.1

LETTER OF TRANSMITTAL

PHARMANET DEVELOPMENT GROUP, INC.
(the “Company”)

Tender of
Any and All Outstanding 2.25% Convertible Senior Notes Due 2024
(“Outstanding Notes”)
In Exchange For
up to $115,000,000 8.00% Convertible Senior Notes Due 2014
and up to $35,937,500 of Additional Cash Consideration
Registered Under the Securities Act of 1933, as amended

Pursuant to the prospectus and offer to exchange dated November 20, 2008 and any amendments or supplements thereto

THE EXCHANGE OFFER WILL EXPIRE AT 11.59 PM, NEW YORK CITY TIME, ON DECEMBER 18, 2008, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

Delivery To:

U.S. BANK NATIONAL ASSOCIATION

By Mail, Hand Delivery or Overnight Courier:	By Facsimile Transmission:
U.S. Bank National Association Attn: Specialized Finance U.S. Bank Westside Flats Operations Center 60 Livingston Ave. St. Paul, MN 55107	(651) 495-8158

For Information or Confirmation by Telephone:
(800) 934-6802

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Name(s) and Address(es) of registered holder(s) (Please fill in, if blank)	(1)	(2)	(3)

	Certificate Number(s)*	Aggregate Principal Amount of Outstanding Notes Represented by Certificate(s)	Principal Amount of Outstanding Notes Tendered for Exchange**

	Total Principal Amount Tendered:

* Need not be completed if Outstanding Notes are being tendered by book-entry transfer.
** Unless otherwise indicated in column (3), any tendering holder will be deemed to have tendered the entire principal amount represented by the Outstanding Notes indicated in column (2). See Instruction 5. The minimum permitted tender is $1,000 in principal, or face, amount of Outstanding Notes at maturity. All other tenders must be in integral multiples of $1,000.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT. YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE THE FORM W-9 ACCOMPANYING THIS LETTER OF TRANSMITTAL.

PLEASE READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING.

You have received this Letter of Transmittal and the prospectus and offer to exchange dated November 20, 2008 and any amendments or supplements thereto (the “Prospectus”), of Pharmanet Development Group, Inc., a Delaware Corporation (the “Company”) which together constitute the Company’s Offer (the “Exchange Offer”), to exchange any and all of its outstanding 2.25% Convertible Senior Notes due 2024 (the “Outstanding Notes”) for an aggregate principal amount of up to $115,000,000 of its 8.00% Convertible Senior Notes due 2014 (the “New Notes”) and up to $35,937,500 additional cash consideration, (as described in the “Prospectus”). The undersigned hereby receipt of the Prospectus is hereby acknowledged.

The Outstanding Notes were issued pursuant to an Indenture, dated as of August 11, 2004 between the Company and Wachovia Bank, National Association, as Trustee. Recipients of the Prospectus should read the requirements described in the Prospectus with respect to eligibility to participate in the Exchange Offer. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus. In the event of any conflict between the Letter of Transmittal and the Prospectus, the Prospectus shall govern. All terms and conditions contained in this Prospectus are deemed to be incorporated into and form a part of this Letter of Transmittal. Therefore, you are urged to read the Prospectus carefully.

This Letter of Transmittal is to be used by a holder of Outstanding Notes if certificates representing tendered Outstanding Notes are to be forwarded herewith. Each holder of Outstanding Notes should carefully read the detailed instructions below prior to completing the Letter of Transmittal.

In order to complete this Letter of Transmittal properly, a holder of Outstanding Notes must:

•	complete the box entitled, “Description of Outstanding Notes Tendered”;

•	if appropriate, provide the information relating to Special Issuance Instructions and Special Delivery Instructions;

•	sign the Letter of Transmittal by completing the box entitled “Sign Here To Tender Your Outstanding Notes in the Exchange Offer”; and

•	complete IRS Form W-9 (or, in certain circumstances, an IRS Form W-8).

Holders that are tendering by book-entry transfer to the Exchange Agent’s account at the Depository Trust Company (“DTC”) can effect the tender through the Automated Tender Offer Program (“ATOP”) for which the Exchange Offer will be eligible. DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s account at DTC. DTC will then send an agent’s message forming part of a book-entry transfer in which the participant agrees to be bound by the terms of the Letter of Transmittal (an “Agent’s Message”) to the Exchange Agent for its acceptance. Transmission of the Agent’s Message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal by the participant identified in the Agent’s Message.

Delivery of documents to DTC does not constitute delivery to the Exchange Agent. In order to ensure participation in the Exchange Offer, Outstanding Notes must be properly tendered prior to the Expiration Date.

Holders of Outstanding Notes who wish to tender their Outstanding Notes for exchange must complete columns (1) and (2) in the box below entitled “Description of Outstanding Notes Tendered,” and sign the box below entitled “Sign Here To Tender Your Outstanding Notes in the Exchange Offer” with signature guarantee, if required, and complete the substitute Form W-9 set forth below. If only those columns are completed, such holder of Outstanding Notes will have tendered for exchange all Outstanding Notes listed in column (2) below. If the holder of Outstanding Notes wishes to tender for exchange less than all of such Outstanding Notes, column (3) must be completed in full. In such case, such holder of Outstanding Notes should refer to Instruction 5.

The Exchange Offer may be extended, terminated or amended, as provided in the Prospectus. During any such extension of the Exchange Offer, all Outstanding Notes previously tendered and not withdrawn pursuant to the Exchange Offer will remain subject to the Exchange Offer. The Exchange Offer is scheduled to expire at 11.59 pm, New York City time, on December 18, 2008, unless extended by the Company, in its sole discretion.

Only registered holders are entitled to tender their Outstanding Notes for exchange in the Exchange Offer. Any financial institution that is a DTC participant and whose name appears on a security position listing as the record owner of the Outstanding Notes and who wishes to make book-entry delivery of Outstanding Notes as described above must complete and execute a participant’s letter (which will be distributed to participants by DTC) instructing DTC’s nominee to tender such Outstanding Notes for exchange. Persons who are beneficial owners of Outstanding Notes but are not registered holders and who seek to tender Outstanding Notes should contact the registered holder of such Outstanding Notes and instruct such registered holder to tender the Outstanding Notes on their behalf using one of the procedures described below. See the section entitled “The Exchange Offer—Procedures for exchange” in the Prospectus.

The undersigned hereby tenders for exchange the Outstanding Notes described in the box below entitled “Description of Outstanding Notes Tendered” pursuant to the terms and conditions described in the Prospectus and this Letter of Transmittal.

List in the sections below the Outstanding Notes to which this Letter of Transmittal relates. If the space provided is inadequate, the certificate numbers and principal amount of Outstanding Notes should be listed and attached on a separate schedule.

The numbers and the addresses of the holders should be printed exactly as they appear on the certificate representing Outstanding Notes tendered hereby.

New Notes will be issued by deposit in book-entry form with the Exchange Agent. Accordingly, holders who anticipate tendering other than through DTC are urged to contact promptly a bank, broker or other intermediary (that has the capability to hold securities custodially through DTC) to arrange for receipt of any New Notes to be delivered pursuant to the Exchange Offer and to obtain the information necessary to provide the required DTC participant and account information in this Letter of Transmittal.

If we consummate the Exchange Offer, the New Notes will be issued in exchange for Outstanding Notes on or about the third business day following the Expiration Date.

☐	CHECK HERE IF TENDERED OUTSTANDING NOTES ARE ENCLOSED HEREWITH.

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO. COMPLETE THE FOLLOWING:

Name:

Delivery address:

SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS BELOW CAREFULLY.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer (and if the Exchange Offer is extended or amended, the terms of any such extension or amendment), the undersigned hereby tenders to the Company for exchange the Outstanding Notes indicated above. Subject to, and effective upon, acceptance for purchase of the Outstanding Notes tendered herewith, the undersigned hereby tenders, assigns, transfers and exchanges to the Company all right, title and interest in and to all such Outstanding Notes tendered for exchange hereby.

The undersigned understands that tenders of Outstanding Notes pursuant to any of the procedures described in the Prospectus and in the instructions hereto and acceptance thereof by the Company is considered a binding agreement between the undersigned and the Company.

All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

The undersigned hereby irrevocably appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as agent of the Company) with respect to any exchanged Outstanding Notes, with full powers of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the Outstanding Notes exchanged to be assigned, transferred and purchased in the Exchange Offer and to affect the settlement of the additional consideration and the subscription for new notes and to:

•	deliver certificates representing such Outstanding Notes, or transfer ownership of such Outstanding Notes on the account books maintained by DTC, together, in each such case, with all accompanying evidence of transfer and authenticity, to or upon the order of the Company;

•	present and deliver such Outstanding Notes for transfer on the books of the Company; and

•	receive all benefits or otherwise exercise all rights and incidents of beneficial ownership of such Outstanding Notes, all in accordance with the terms and subject to the conditions of the Exchange Offer.

The undersigned represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Outstanding Notes and to acquire New Notes issuable upon the exchange of such tendered Outstanding Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Outstanding Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned also represents and warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Outstanding Notes or transfer ownership of such Outstanding Notes on the account books maintained by the book-entry transfer facility. The undersigned also hereby represents and warrants that it is not prohibited from selling to or otherwise doing business with “US Persons” and “persons subject to the jurisdiction of the United States” by any of the regulations of the US Department of Treasury Office of Foreign Assets Control, pursuant to 31 C.F.R. Chapter V, or any legislation or executive orders relating hereto.

The undersigned additionally represents, warrants and agrees that:

(1) it and any Beneficial Owner(s) on whose behalf the undersigned is acting will not sell, pledge, hypothecate or otherwise encumber or transfer any Outstanding Notes tendered hereby from the date of this Letter of Transmittal and agrees that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void of no effect.

(2) in evaluating the Exchange Offer and in making its decision whether to participate therein by tendering its Outstanding Notes, the undersigned or the Beneficial Owner on whose behalf the undersigned is acting has made its own independent appraisal of the matters referred to in the Prospectus, herein and in any related communications and is not relying on any statement, representation or warranty, express or implied, made to such holder by the Company, the Information Agent, the Exchange Agent, the Dealer Manager or any other party, other than those contained in the Prospectus (as amended or supplemented to the Expiration Date).

(3) the submission of this Letter of Transmittal or agent’s message to the Exchange Agent shall, subject to holder’s ability to withdraw its tender prior to the Withdrawal Deadline, and subject to the terms and conditions of the Exchange Offer generally, constitute the irrevocable appointment of the Exchange Agent as its attorney and agent, and an irrevocable instruction to such attorney and agent to complete and execute all or any form(s) of transfer and other document(s) at the discretion of such attorney and agent in relation to the Outstanding Notes tendered hereby in favor of the Company or such other person or persons as it may direct and deliver such form(s) of transfer and other document(s) in the attorney’s and/or agent’s discretion and the certificate(s) and to execute all such other documents and to do all such other acts and things as may be in the opinion of such attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the Exchange Offer, and to vest in the Company or its nominees such Outstanding Notes.

(4) it acknowledges that (a) none of the Company, the Information Agent, the Exchange Agent, the Dealer Manager, the trustee, or any person acting on behalf of any of the foregoing has made any statement, representation or warranty, express or implied, to it with respect to the Company or the offer, issuance or sale of any New Notes, other than the information included in the Prospectus (as amended or supplemented to the Expiration Date), and (b) any information it desires concerning the Company and the New Notes or any other matter relevant to its decision to purchase the New Notes (including a copy of the Prospectus) is or has been made available to it.

(5) it and any Beneficial Owner on whose behalf the undersigned is acting (a) is able to act on its own behalf for itself in the transaction contemplated by the Prospectus, (b) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the New Notes, and (c) has the ability to bear the economic risks of its prospective investment in the New Notes and can afford the complete loss of such investment.

(6) it understands that the Company, the Information Agent, the Exchange Agent, the Dealer Manager and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that if any of the acknowledgements, representations and agreements made by it pursuant to its submission of this Letter of Transmittal are, at any time prior to the consummation of the Exchange Offer, no longer accurate, it shall promptly notify the Company and the Dealer Manager. If it is acquiring the New Notes to be exchanged for the Outstanding Notes tendered hereby from the Company, for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

THE UNDERSIGNED, BY COMPLETING ONE OR MORE OF THE SECTIONS ENTITLED “DESCRIPTION OF OUTSTANDING NOTES” ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE OUTSTANDING NOTES AS SET FORTH IN THE SECTIONS ABOVE.

The undersigned understands that validly tendered Outstanding Notes (or defectively tendered Outstanding Notes with respect to which the Company has waived such defect) will be deemed to have been accepted by the Company, as and when the Company gives oral or written notice thereof to the Exchange Agent. The undersigned understands that subject to the terms and conditions hereof and in the Prospectus, Outstanding Notes properly tendered and accepted (and not validly withdrawn) in accordance with such terms and conditions will be exchanged for New Notes. The undersigned understands that, the Exchange Offer is subject to certain conditions, each of which may be waived or modified by the Company, in whole or in part, at any time and from time to time, as described in the Prospectus under the caption “The Exchange Offer—Conditions to the exchange offer.” The undersigned recognizes that, under certain circumstances, the Company may not be required to accept for exchange, or to issue New Notes in exchange for, any of the Outstanding Notes properly tendered hereby (including such Outstanding Notes tendered after the Expiration Date). If any Outstanding Notes are not accepted for exchange for any reason (or if Outstanding Notes are validly withdrawn), such unexchanged (or validly withdrawn) Outstanding Notes will be returned without expense to the undersigned at the address shown above, or in the case of an undersigned who is a DTC participant, to the undersigned’s account at DTC or such other account as designated herein pursuant to the book-entry transfer procedures described in the Prospectus, as promptly as practicable after the expiration or termination of the Exchange Offer.

If the undersigned is a broker-dealer, it acknowledges that the Commission considers broker-dealers that acquired Outstanding Notes directly from the Company, but not as a result of market-making activities or other trading activities, to be making a distribution of the New Notes. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Notes acquired by it as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

By participating in the Exchange Offer, a holder will be agreeing (i) to treat the exchange of Outstanding Notes for New Notes and additional consideration pursuant to the Exchange Offer as resulting in a significant modification of the Outstanding Notes for US federal income tax purposes, (ii) not to treat any portion of the additional consideration as a consent fee for US federal income tax purposes and (iii) not to treat the adjustment to the conversion rate that results from the exchange as a deemed distribution for US federal income tax purposes; except, in each case, as otherwise may be required by law.

The undersigned understands that all Outstanding Notes tendered hereby may be withdrawn in accordance with the procedures set forth in “The exchange offer—Withdrawal rights” section of the Prospectus at any time prior to the Expiration Date. After the Expiration Date, tenders may not be withdrawn, except under the limited circumstances described in the Prospectus.

Unless otherwise indicated in the box entitled “Special Issuance Instructions” below, please issue the New Notes in the name of the undersigned or, in the case of a book-entry delivery of Outstanding Notes, please credit the book-entry account indicated above maintained at DTC. Similarly, unless otherwise indicated under the box entitled “Special Delivery Instructions” below, please send the New Notes (and, if applicable, substitute certificates representing Outstanding Notes for any portion of any Outstanding Notes not exchanged) to the undersigned at the address shown above in the box entitled “Description of Outstanding Notes Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail any certificates representing Outstanding

Notes not tendered or not accepted for exchange (and accompanying documents, as appropriate) to the address(es) of the holder(s) appearing under “Description of Outstanding Notes Tendered.” The undersigned recognizes that the Company does not have any obligation pursuant to the Special Issuance Instructions, to transfer any Outstanding Notes from the name of the holder thereof if the Company does not accept for exchange any of the Outstanding Notes so tendered or if such transfer would not be in compliance with any transfer restrictions applicable to such Outstanding Notes.

SPECIAL ISSUANCE INSTRUCTIONS
(SEE INSTRUCTIONS 1, 7, 8 AND 9)

To be completed ONLY if (i) certificates for Outstanding Notes not tendered and/or New Notes are to be issued and the additional consideration is to be paid in the name of someone other than the person(s) whose signature(s) appear(s) on this Letter of Transmittal, or (ii) Outstanding Notes tendered by book-entry transfer which are not exchanged are to be returned by credit to an account maintained at DTC other than the account indicated above.
ISSUE TO:

Name(s):
(Please Print)

Address:
(Include Zip Code)

(Complete Accompanying Substitute Form W-9)

(Taxpayer Identification or Social Security Number)

Credit unexchanged Outstanding Notes delivered by book-entry transfer to DTC account set forth below:

(Account Number)

SPECIAL DELIVERY INSTRUCTIONS
(SEE INSTRUCTIONS 1, 7, 8 AND 9)

To be completed ONLY if certificates for Outstanding Notes not tendered and/or New Notes and additional consideration are to be sent to someone other than the person(s) shown in the box entitled “Description of Outstanding Notes Tendered” in this Letter of Transmittal.

MAIL TO:

Name(s):
(Please Print)

Address:
(Include Zip Code)

(Complete Accompanying Substitute Form W-9)

(Taxpayer Identification or Social Security Number)

IMPORTANT
SIGN HERE TO TENDER YOUR OUTSTANDING NOTES IN THE EXCHANGE OFFER
(Please Also Complete IRS Form W-9 Below

(The following must be signed by the registered holder(s) of Outstanding Notes exactly as name(s) appear(s) on certificate(s) representing the Outstanding Notes or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith.)

Signature(s) of holder(s) of Outstanding Notes:

Dated:

Area Code and Telephone Number:

(If signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 6.)

(Please Type or Print)

Capacity (Full Title):

Name(s):

Address:
(Include Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security No.:

GUARANTEE OF SIGNATURE(S)
(If required—see Instructions 1 and 6)

Authorized Signature:

Name:
(Please Type or Print)

Title:

Name of Firm:

Address:
(Include Zip Code)

Area Code and Telephone Number:

Dated:

Place medallion guarantee in space below.

IMPORTANT: COMPLETE AND SIGN THE IRS FORM W-9 IN THIS LETTER OF TRANSMITTAL

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Exchange Offer

1. Guarantee of Signatures.  Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution that is a member in good standing of a recognized Medallion Signature Guarantee Program approved by the Securities Transfer Association, Inc., including the Medallion Signature Program, the Stock Exchange Medallion Program, or the Securities Transfer Agents Medallion Program.

Signatures on this Letter of Transmittal need not be guaranteed, however, if:

•	this Letter of Transmittal is signed by a participant in DTC whose name appears on a security position listing of DTC as the owner of the outstanding notes and the holder has not completed the portion entitled “Special Issuance Instructions” or “Special Delivery Instructions” above; or

•	the outstanding notes are exchanged for the account of an Eligible Guarantor Institution.

An Eligible Guarantor Institution is defined as a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority (formerly know as National Association of Securities Dealers, Inc.), a commercial bank or trust company having an office or correspondent in the United States or an institution that is a recognized member in good standing of a Medallion Signature Guarantee Program recognized by the Exchange Agent (i.e., the Securities Transfer Agent’s Medallion Program, the Stock Exchange’s Medallion Program and the New York Stock Exchange’s Medallion Signature Program).

If any tendered Outstanding Notes are owned of record by two or more joint owners, all of such owners must sign this Letter.

If any tendered Outstanding Notes are registered in different names, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are different registrations.

Any beneficial owner of Outstanding Notes who is not the registered holder (and is not a DTC Participant), and who seeks to tender Outstanding Notes for exchange should:

•	contact the registered holder(s) of such Outstanding Notes and instruct such registered holder(s) to tender on such beneficial owner’s behalf;

•	obtain and include with this Letter of Transmittal, Outstanding Notes properly endorsed for transfer by the registered holder(s) or accompanied by a properly completed bond power from the registered holder(s) with signatures on the endorsement or bond power guaranteed by an Eligible Guarantor Institution; or

•	effect a record transfer of such Outstanding Notes from the registered holder(s) to such beneficial owner and comply with the requirements applicable to registered holder(s) for tendering Outstanding Notes for exchange prior to the Expiration Date. See Instruction 7.

2. Delivery of this Letter of Transmittal and Certificates for Outstanding Notes or Book-Entry Confirmations.  This Letter of Transmittal is to be completed by holders either if outstanding Notes are to be forwarded herewith, or, unless an Agent’s Message is utilized, if tenders are to be made pursuant to the procedures for tender by book-entry transfer as provided below. A manually executed facsimile of this document may be used in lieu of the original. Certificates representing all physically tendered Outstanding Notes, or confirmation of any book-entry transfer into the Depositary’s account at DTC of Notes tendered by book-entry transfer, as well as this Letter of Transmittal properly completed and duly executed with any required signature guarantees, unless an Agent’s Message in the case of a book-entry transfer is utilized, and any other documents required by this Letter of Transmittal, must be received by the Depositary at the address set forth herein on or prior to the Expiration Date. Please do not send your certificates directly to the Company.

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Exchange Agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant tendering the Outstanding Notes that such participant has received the Letter of Transmittal and agrees to be bound by the terms of the Letter of Transmittal, and that the Company may enforce such agreement against such participant. Delivery of an Agent’s Message will also constitute an acknowledgment from the tendering DTC participant that the representations and warranties set forth in this Letter of Transmittal are true and correct. Outstanding Notes tendered hereby must be in denominations of principal, or face, amount of $1,000 at maturity and any integral multiple thereof.

DELIVERY IS NOT COMPLETE UNTIL THE REQUIRED ITEMS ARE ACTUALLY RECEIVED BY THE EXCHANGE AGENT.

The method of delivery of this letter of transmittal, the outstanding notes and all other required documents, or delivery through DTC is at the election and risk of the tendering holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. If delivery is by mail, holders are encouraged to use properly insured, registered mail, with return receipt requested and should mail the required items sufficiently in advance of the expiration date so as to ensure timely delivery to the exchange agent before the expiration date. Except as otherwise provided below, delivery will be deemed made when actually received or confirmed by the exchange agent. No letter of transmittal or outstanding notes should be sent to the Company or DTC. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders. See “The exchange offer” section of the prospectus.

The Exchange Agent will make a request to establish an account with respect to the Outstanding Notes at DTC for purposes of the Exchange Offer promptly after the date of the Prospectus. Any financial institution that is a participant in DTC’s system may make book-entry delivery of Outstanding Notes by causing DTC to transfer such Outstanding Notes into the Exchange Agent’s account at DTC in accordance with DTC’s Automated Tender Offer Program (“ATOP”) procedures for such transfer. However, although delivery of Outstanding Notes may be effected through book-entry transfer at DTC, an Agent’s Message (as defined in the next paragraph) in connection with a book-entry transfer and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address specified on the cover page of this Letter of Transmittal prior to the Expiration Date.

A Holder may tender Outstanding Notes that are held through DTC by transmitting its acceptance through DTC’s ATOP, for which the transaction will be eligible, and DTC will then edit and verify the acceptance and send an Agent’s Message to the Exchange Agent for its acceptance.

Delivery of the agent’s message by DTC will satisfy the terms of the exchange offer as to execution and delivery of a Letter of Transmittal by the participant identified in the agent’s message.

3. Inadequate Space.  If the space provided in the box entitled “Description of Outstanding Notes Tendered” above is inadequate, the certificate numbers and principal amounts of Outstanding Notes tendered should be listed on a separate signed schedule affixed hereto.

4. Withdrawal of Tenders.  A tender of Outstanding Notes may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective:

•	the holder must cause to be transmitted to the Exchange Agent an agent’s message, which agent’s message must be received by the Exchange Agent prior to the Expiration Date; and

•	the Exchange Agent must receive a timely confirmation of book-entry transfer of outstanding notes out of the Exchange Agent’s account at DTC under the procedure for book-entry transfers along with a properly transmitted agent’s message before the Expiration Date.

For DTC participants, holders must comply with their respective standard operating procedures for electronic tenders and the Exchange Agent must receive an electronic notice of withdrawal from DTC.

Any notice of withdrawal must:

•	specify the name of the holder;

•	include a statement that the holder is withdrawing its election to require the Company to purchase its Outstanding Notes;

•	specify the certificate numbers of the Outstanding Notes being withdrawn, if they are in certificated form; however, if the Outstanding Notes are not in certificated form, the notice of withdrawal must comply with appropriate DTC procedures;

•	specify the principal amount being withdrawn, which must be an integral multiple of $1,000;

•	specify the principal amount, if any, of the Outstanding Notes that remain subject to the purchase notice, which must be an integral multiple of $1,000;

•	be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Outstanding Notes were tendered or as otherwise described above (including any required signature guarantees);

•	specify the name in which any such Outstanding Notes are to be registered, if different from that of the holder; and

•	if the Outstanding Notes have been tendered under the book-entry procedures, specify the name and number of the participant’s account at DTC to be credited, if different from that of the holder.

The Exchange Agent will return the properly withdrawn Outstanding Notes without cost to the holder promptly following receipt of notice of withdrawal. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Company, in its sole discretion, and such determination will be final and binding on all parties.

Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Outstanding Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Outstanding Notes tendered by book-entry transfer into the Exchange Agent’s account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such Outstanding Notes will be credited to an account with such book-entry transfer facility specified by the holder) promptly after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Outstanding Notes may be re-tendered by following one of the procedures described under the caption “The Exchange Offer—Procedures for exchange” in the Prospectus at any time prior to the Expiration Date.

5. Partial Tenders (Not Applicable To Holders Of Outstanding Notes Who Tender By Book-Entry Transfer).  Tenders of Outstanding Notes will be accepted only in integral multiples of $1,000 principal, or face, amount at maturity. If a tender for exchange is to be made with respect to less than the entire principal, or face, amount of any Outstanding Notes, fill in the principal amount of Outstanding Notes which are tendered for exchange in column (3) of the box entitled “Description of Outstanding Notes Tendered,” as more fully described in the footnotes thereto. In the case of a partial tender by a holder, a new certificate, in fully registered form, for the remainder of the principal, or face, amount of the Outstanding Notes, will be sent to the holder of Outstanding Notes (unless otherwise indicated in the boxes entitled “Special Issuance Instructions” or “Special Delivery Instructions” above) promptly after the expiration or termination of the Exchange Offer.

6. No Conditional Tenders.  No alternative, conditional, irregular or contingent tenders will be accepted. All tendering Holders of Outstanding Notes, by execution of this Letter of Transmittal, shall waive any right to receive notice of the acceptance of their Outstanding Notes for exchange.

Neither the Company, the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of Outstanding Notes nor shall any of them incur any liability for failure to give any such notice.

7. Signatures on This Letter of Transmittal; Bond Powers and Endorsements.  If this Letter of Transmittal is signed by the registered holder(s) of the Outstanding Notes tendered for exchange hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If any of the Outstanding Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any tendered Outstanding Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary or required documents as there are names in which certificates are held.

If this Letter of Transmittal or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and submit proper evidence of its authority to so act satisfactory to the Company, unless waived by the Company, in its sole discretion.

If this Letter of Transmittal is signed by the registered holder(s) of the Outstanding Notes listed and transmitted hereby, no endorsements of certificates or separate bond powers are required unless certificates for Outstanding Notes not tendered or not accepted for exchange are to be issued or returned in the name of a person other than the registered holder(s) thereof. Signatures on such certificates must be guaranteed by an Eligible Guarantor Institution (unless signed by an Eligible Guarantor Institution).

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Outstanding Notes, the certificates representing such Outstanding Notes must be properly endorsed for transfer by the registered holder or be accompanied by a properly completed bond power from the registered holder, in either case signed by such registered holder(s) exactly as the name(s) of the registered holder(s) of the Outstanding Notes appear(s) on the certificates. Signatures on the endorsement or bond power must be guaranteed by an Eligible Guarantor Institution (unless signed by an Eligible Guarantor Institution).

8. Transfer Taxes.  Except as otherwise provided in these Instructions, holders tendering Outstanding Notes will be responsible for all transfer taxes, if any, applicable to the transfer and exchange of Outstanding Notes to the Company in the Exchange Offer. In addition to the possibility of a transfer tax on the exchange, transfer taxes could be imposed in the following circumstances:

•	if New Notes in book-entry form are to be registered in the name of any person other than the person signing this Letter of Transmittal; or

•	if tendered Outstanding Notes are registered in the name of any person other than the person signing this Letter of Transmittal.

However, if satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with this Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the Outstanding Notes tendered by such holder.

9. Special Issuance and Delivery Instructions.  If the New Notes are to be issued or if any Outstanding Notes not tendered or not accepted for exchange are to be issued or sent to a person other than the person(s) signing this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. In the case of the issuance in a different name, the employer identification or social security number of the person named must also be indicated. Holders tendering Outstanding Notes by book-entry transfer may request that Outstanding Notes not accepted for exchange be credited to such account maintained at DTC as such holder may designate. If no such instructions are given, such Outstanding Notes not exchanged will be credited to the proper account maintained by DTC. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated.

10. Irregularities.  All questions as to the forms of all documents and the validity of (including time of receipt) and acceptance of the tenders and withdrawals of Outstanding Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding. Alternatively, conditional or contingent tenders will not be considered valid. The Company reserves the absolute right to reject any or all tenders of Outstanding Notes that are not in proper form or the acceptance of which would, in its sole opinion, be unlawful. The Company also reserves the right to waive, in its sole discretion, any defects or irregularities as to any particular Outstanding Notes. The Company’s interpretations of the form and procedures for tendering Outstanding Notes in the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding. Any defect or irregularity in connection with tenders of Outstanding Notes must be cured within such time as the Company determines, unless waived by the Company, in its sole discretion. Tenders of Outstanding

Notes shall not be deemed to have been made until all defects or irregularities have been waived by the Company or cured. Neither the Company, the Exchange Agent nor any other person will be under any duty to give notice of any defects or irregularities in tenders of Outstanding Notes, or will incur any liability to registered holders of Outstanding Notes for failure to give such notice.

11. Waiver of Conditions.  To the extent permitted by applicable law, the Company reserves the right to waive, in its sole discretion, any and all conditions to the Exchange Offer as described under “The Exchange Offer—Conditions to the exchange offer” in the Prospectus, and accept for exchange any Outstanding Notes tendered.

12. Tax Identification Number and Backup Withholding.  Federal income tax law generally requires that a tendering holder whose Outstanding Notes are accepted for exchange or such holder’s assignee (in either case, the “Payee”), provide the Company (as payor) with such Payee’s correct Taxpayer Identification Number (“TIN”) on an IRS Form W-9 or otherwise establish a basis for exemption from backup withholding. Where the Payee is an individual, the Payee’s TIN is his or her social security number. If the Company is not provided with the correct TIN or an adequate basis for an exemption, such Payee may be subject to a penalty imposed by the Internal Revenue Service (the “IRS”) and backup withholding on all reportable payments made after the exchange. The backup withholding rate is 28 percent. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

To prevent backup withholding, each Payee must provide its correct TIN by completing the “IRS Form W-9” (attached), certifying that the TIN provided is correct (or that such Payee is awaiting a TIN) and that:

•	the Payee is exempt from backup withholding;

•	the Payee has not been notified by the IRS that such Payee is subject to backup withholding as a result of a failure to report all interest or dividends; or

•	the IRS has notified the Payee that such Payee is no longer subject to backup withholding.

If the Payee does not have a TIN, such Payee should consult the attached instructions for IRS Form W-9 (the “W-9 Instructions”) for instructions on applying for a TIN, write “Applied For” in the space for the TIN in Part 1 of the IRS Form W-9, and sign and date the IRS Form W-9 and complete the Certificate of Awaiting Taxpayer Identification Number set forth herein. If the Payee writes “Applied For” on the IRS Form W-9, backup withholding will nevertheless apply to all reportable payments made to such Payee. If the Payee furnishes its TIN to the Company within 60 days, however, any amounts so withheld shall be refunded to such Payee. If, however, the Payee has not provided the Company with its TIN within such 60-day period, the Company will remit such previously retained amounts to the IRS as backup withholding. Note: Writing “Applied For” on the form means that the Payee has already applied for a TIN or that such Payee intends to apply for one in the near future.

If Outstanding Notes are held in more than one name or are not in the name of the actual owner, consult the W-9 Instructions for information on which TIN to report.

Certain Payees (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements (“Exempt Payees”). To prevent possible erroneous backup withholding, Exempt Payees must still complete the IRS Form W-9, check the “Exempt from backup withholding” box in the line following the business name, and sign and date the form. See the W-9 Instructions for additional instructions.

13. Mutilated, Lost, Stolen or Destroyed Outstanding Notes.  Any holder whose Outstanding Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address or telephone number set forth on the cover of this Letter of Transmittal for further instructions.

14. Requests for Assistance or Additional Copies.  Requests for assistance or for additional copies of the Prospectus, this Letter of Transmittal, and the Guidelines for Certification of Taxpayer Identification Number on Form W-9 may be directed to the Exchange Agent at its address set forth on the cover of this Letter of Transmittal.

IMPORTANT: This Letter of Transmittal (or a manually executed facsimile copy thereof) or an Agent’s Message together with Certificate(s) or Book-Entry Confirmation and all other required documents must be received by the Exchange Agent on or prior to the Expiration Date.

IMPORTANT: THIS LETTER OF TRANSMITTAL, TOGETHER WITH CERTIFICATES FOR TENDERED OUTSTANDING NOTES AND ALL OTHER REQUIRED DOCUMENTS, WITH ANY REQUIRED SIGNATURE GUARANTEES AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

Questions, requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal, any documents incorporated by reference into the Prospectus or Letter of Transmittal should be directed to the Information Agent at the telephone numbers set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

The exchange agent for the exchange offer is:

U.S. Bank National Association
200 South Biscayne Blvd. Suite 1870
Miami, FL 33131
(305) 350-1738

You may obtain information regarding the exchange offer
from the information agent as follows:

Morrow & Co., LLC
470 West Avenue
Stamford, CT 06902
(203) 658-9400
Banks and Brokerage Firms, Please Call: (800) 662-5200
Noteholders Call Toll Free: (800) 607-0088
E-mail: pdgi.info@morrowco.com

The dealer manager for the exchange offer is:

UBS Investment Bank
677 Washington Blvd.
Stamford, CT 06901
Telephone No.: (888) 719-4210 (Toll Free)
(203) 719-4210 (Collect)
Attention: Liability Management Group